EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-271007 and 333-230455) and Form S-3 (No. 333-271006) of Y-mAbs Therapeutics, Inc. of our report dated February 29, 2024 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Florham Park, NJ

February 29, 2024